Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No.1 to the Registration Statement of FiberNet Telecom Group, Inc. on Form S-8 (File No. 333-105058) of our report, dated March 30, 2006, appearing in the Annual Report on Form 10-K of FiberNet Telecom Group, Inc. for the year ended December 31, 2005.

/S/    DELOITTE & TOUCHE LLP

August 2, 2006

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